EXHIBIT 10.3


                         EXECUTIVE EMPLOYMENT AGREEMENT


      This EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 20th day of March 2006, by and between Logicom Inc., a Nevada corporation (the "Company"), and Mark Klein, an individual (the "Executive"). Company or Executive are sometimes referred to herein as a "party," or collectively, as the "parties".

                                    RECITALS


      WHEREAS, Executive previously served as the President and Chief Executive Officer of Skin Shoes, Inc., a Delaware corporation ("Skins");

      WHEREAS, Skins is a party to that certain Share Exchange Agreement dated November 2, 2005, as amended on February 1, 2006, by and among the Company, Skins and all of the stockholders of Skins (the "Share Exchange Agreement);

      WHEREAS, upon the closing of the transactions contemplated by the Share Exchange Agreement, Skins shall become a wholly-owned subsidiary of the Company; and

      WHEREAS, pursuant to Sections 8.1(g) and 8.2(c) of the Share Exchange Agreement, the execution of this Agreement by and between the Company and Executive is a condition to the consummation of the transactions contemplated by the Share Exchange Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, it is hereby agreed by and between the parties hereto as follows:

      1. Employment and Duties

      1.1 Employment. The Company hereby employs Executive as the President and Chief Executive Officer of the Company and Executive hereby accepts such employment as of the date hereof pursuant to the terms, covenants and conditions set forth herein. Executive shall report directly to the Board of Directors of the Company.

      1.2 Duties. During the Term of this Agreement, Executive shall serve as the Company's President and Chief Executive Officer, and, in such capacities, shall perform the duties and functions commensurate with such positions and such other duties and functions consistent with his status as a senior executive officer of the Company as may be assigned by the Company's Board of Directors. Executive's authority shall at all times be subject to the policies and directives of the Company's Board of Directors.

      1.3 Relocation. Executive will relocate from Tel-Aviv, Israel with his family to the Greater New York Area to manage and run the business. The Company will pay up to $20,000.00 to cover moving and relocation expenses for Executive and his family.


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      1.4 Time and Efforts. Executive shall devote his best efforts, energies, skills and attention to the business and affairs of the Company. Executive shall also devote substantially all of his business time to his duties hereunder and shall, to the best of his ability, perform such duties in a manner that will faithfully and diligently further the business interests of the Company. Executive's services shall be exclusive to the Company, but does not limit Executive's right to be involved in other not-for-profit, civic or charitable activities, provided that such activities do not materially interfere with the providing of his services hereunder.

      2. Term

      The term of employment under this Agreement shall be for a period of three
(3) years commencing on the date hereof (the "Term"), unless terminated earlier pursuant to the provisions of Section 5 below.

      3. Compensation and Benefits

      As the total consideration for Executive's services rendered hereunder, Executive shall be entitled to the following:

      3.1 Base Salary. Executive shall be paid an annual base salary of One Hundred Fifty Dollars ($150,000.00) per year ("Base Salary")(or the equivalent of $2,884.61 per week) beginning on the date hereof and payable in regular installments in accordance with the customary payroll practices of the Company. The Base Salary shall be subject to all payroll and withholding deductions as required by law.

      3.2 Annual Incentive Bonus. In addition to Base Salary, the Company and Executive shall also agree on an incentive bonus plan to be based on the annual volume and net profit of the Company. The bonus plan will be structured in such a way that the annual bonus could be an amount up to 50% of the Base Salary of Executive, based upon his performance for the preceding year as measured against certain targets and goals as mutually established by the parties. If Executive's employment is terminated for any reason pursuant to the provisions of Section 5 below, then Executive shall not be entitled to receive any portion of the annual bonus for the year in which his employment is terminated.

      3.3 Expenses. During employment, Executive is entitled to reimbursement for reasonable and necessary business expenses incurred by Executive in connection with the performance of Executive's duties. Payments to Executive will be made upon presentation of itemized statements of such business expenses in such detail as the Company may reasonably require and pursuant to applicable Company policy.

      3.4 Vacation. Executive shall be entitled to receive four (4) weeks of paid vacation each year. Executive's vacation shall be governed by the Company's usual vacation policies, including the cap on accrual, applicable to all Company employees.

      3.5 Benefits. Executive shall be entitled to participate in and receive all benefits made available by the Company to its Executives, subject to and on a basis consistent with the terms, conditions, co-payments and overall administration of such plans and arrangements, including without limitation, medical, dental, vision, life and disability insurance plans and coverage, and any applicable 401k or other pension plans, to the extent they are provided.


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      4. Participation in Stock Option Plan. Executive shall be entitled to participate in the Company's 2005 Incentive Plan (the "Plan"), pursuant to the terms and conditions of the Plan and the Company's standard Stock Option Agreement to be signed by Executive. Executive will be granted options at fair market value to be determined by the Company's Board of Directors at the time of grant and in an amount and with a vesting schedule in accordance with his title and role as well as in relation to what other key executives are receiving in the Company will be granted.

      5. Termination

      Executive's employment shall terminate upon the happening of the following:

      5.1 Termination For Cause. The Company may terminate Executive's employment for Cause if the Company determines that Cause exists. For purposes of this Agreement, "Cause" shall mean

            (a) An act of dishonesty, fraud, embezzlement, or misappropriation of funds or proprietary information in connection with the Executive's responsibilities as an Executive;

            (b) Executive's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude;

            (c) Executive's willful or gross misconduct in connection with his employment duties; or

            (d) Executive's habitual failure or refusal to perform his employment duties under this Agreement, if such failure or refusal is not cured by Executive within ten (10) days after receiving written notice thereof from the Company.

      5.2 Termination Due to Disability or Death. Executive's employment hereunder may be terminated by the Company as follows:

            (a) To the extent permitted by law, in the event that Executive has been unable to perform his duties under this Agreement due to injury or illness for an aggregate of 180 days (inclusive of weekends and holidays) within any 12-month period, or in the event Executive is unable to perform the essential functions of his job due to a physical or mental disability and after reasonable accommodation made by the Company, by providing Executive with written notice of termination.

            (b) Immediately upon the death of Executive.

      In cases of either death or disability, the Executive or his beneficiaries will be paid the Executive's salary and shall receive benefits for the remainder of this Agreement and will be eligible for the full amount of his annual bonus for that calendar year. This clause is also applicable for termination without Cause.

      5.3 Effect of Termination. In the event that Executive's employment is terminated pursuant to Section 5.1 above, or in the event that Executive voluntarily resigns:


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            (a) The Company shall pay to Executive, or his representatives, on the date of termination of employment (the "Termination Date") only that portion of the Base Salary provided in Section 3.1 that has been earned to the Termination Date, and any accrued but unpaid Vacation pay provided in Section 3.4, and any expense reimbursements due and owing to Executive as of the Termination Date; and

            (b) Executive shall not be entitled to (i) any other salary or compensation, (ii) any Bonus pursuant to Section 3.2, (iii) any further vesting of stock options pursuant to Section 4.2, nor (iv) any Benefits pursuant to
Section 3.5, except for benefit continuation under COBRA or similar state or federal legislation.

      6. Confidentiality; Non-Solicitation; Non-Competition

      6.1 Confidentiality. Executive agrees that at all times during the Term and after termination of Executive's employment with the Company, Executive will hold a fiduciary capacity for the benefit of the Company and will not use or disclose to any third party any trade secret, information, knowledge or data not generally known or available to the public which Executive may have learned, discovered, developed, conceived, originated or prepared during or as a result of Executive's employment by the Company with respect to the operations, businesses, affairs, products, services, technology, intellectual properties, operations, customers, clients, policies, procedures, accounts, personnel, concepts, format, style, techniques or software of the Company (collectively "Confidential Information"). Executive agrees (a) to execute and deliver, as requested by the Company, reasonable confidentiality agreements with respect to the Confidential Information; (b) to comply with any and all procedures which the Company may adopt from time to time to preserve the confidentiality of the Confidential Information; (c) that the absence of any legend indicating the confidentiality of any materials will not give rise to an inference that the contents thereof or information derived there from are not confidential; and (d) that immediately following the termination of Executive's employment with the Company, Executive will return to the Company all materials, except for Executive's rolodex or personal phone book and other personal items provided to Executive by the Company during the Term hereof, all works created by Executive or others in the course of his or their employment duties during the term of Executive's employment hereunder, and all copies thereof. Notwithstanding the foregoing, the limitations imposed on Executive pursuant to this Section 6.1 shall not apply to Executive's (i) compliance with legal process or subpoena, or
(ii) statements in response to inquiry from a court or regulatory body, provided that Executive gives the Company reasonable prior written notice of such process, subpoena or request.

      6.2 Non-Solicitation. Executive agrees that at all times during the Term of this Agreement and for one (1) year after the termination of Executive's employment with the Company, Executive shall not, directly or indirectly:

            (a) Solicit or attempt to solicit the business of any customer or client of the Company;

            (b) Induce or attempt to induce any client or customer of the Company to reduce its business with the Company; or


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            (c) Induce or attempt to induce any employee of the Company to terminate his or her employment with the Company or attempt to hire any such person.

      6.3 Non-Competition.

            (a) Employee agrees that he shall not in the United States, at any time during his employment by the Company and for a period of one (1) year after the date of termination of employment, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer or manager, licensor or in any capacity whatsoever engage in, become financially interested in, be employed by, render consulting services to, or have any connection with, any business which engages in the design, marketing, sale, license and/or distribution of casual or athletic footwear (the "Business"). Notwithstanding the foregoing, Employee may (i) own an equity interest in the Company, and (ii) own up to 1% of the securities in a corporation engaged in a business that competes with the Company, provided that such securities are listed on a national securities exchange or reported on The Nasdaq National Market.

            (b) Employee declares that the foregoing limitations are reasonable and necessary to protect the business of the Company and its affiliates. If any portion of the restrictions set forth in this Section 6.3 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected, but rather such court shall reform the provision deemed invalid so that it shall be as near to the terms of this Agreement as possible and still remain enforceable under applicable law.

      7. Notices.

      All notices and other communications required or permitted under this Agreement, which are addressed as provided below (or otherwise provided in writing by the party to receive such notice) shall be delivered personally, or sent by certified or registered mail with postage prepaid, or sent by Federal Express or similar courier service with courier fees paid by the sender, and, in either case, shall be effective upon delivery.


If to the Company:                  Logicom Inc.
                                    54 West 21st Street, # 705
                                    New York, NY 10010

If to Executive:                    Mark Klein
                                    [Private Residence Address]


      8. Assignability.

      This Agreement is personal in nature, and neither this Agreement nor any part of any obligation herein shall be assignable by Executive. The Company shall be entitled to assign this Agreement to any affiliate or successor of the Company that assumes the ownership or control of the business of the Company, and the Agreement shall inure to the benefit of any such successor or assign.


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      9. Entire Agreement.

      This Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof, and supersedes all prior oral and written agreements between the Company and Executive with respect to the subject matter hereof.

      10. Captions.

      The Section captions herein are inserted only as a matter of convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

      11. Waivers and Further Agreements.

      Neither this Agreement nor any term or condition hereof may be waived or modified in whole or in part as against the Company or Executive except by a written instrument executed by or on behalf of the party to be charged therewith. Each of the parties agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement as stated herein.

      12. Amendments.

      This Agreement may not be amended, nor shall any change, modification, consent or discharge be effected, except by a written instrument executed by or on behalf of the party against whom enforcement of any change, modification, consent or discharge is sought.

      13. Applicable Law; Severability.

      This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware, without regard or effect being given to that State's choice of law or conflict of law provisions. If any provision of this Agreement shall be held to be illegal, invalid, or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability or any other provision of this Agreement.

      14. No Conflicting Obligations.

      Executive represents and warrants to the Company that he is not now under any obligation to any person other than the Company, which would prevent Executive's performance of any of the covenants or duties hereinabove set forth, and that Executive is not subject to any restrictive covenant, restraint, or agreement as a result of any employment with a prior employer.


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      15. Resolution of Disputes - Binding Arbitration.

      Pursuant to the Federal Arbitration Act and applicable state law, the parties mutually agree that all disputes arising out of or relating to this Agreement and the matters covered herein shall be decided by final and binding arbitration pursuant to the American Arbitration Association Rules and Procedures for Employment Disputes in effect at the time. Among the disputes that must be submitted to arbitration are those concerning the interpretation, enforcement or alleged breach of this Agreement, and the termination of Executive's employment, as well as those based on state and/or federal civil rights and discrimination laws, and other state and/or federal statutes, torts, and public policies, regardless of whether such disputes are asserted against the Company or its related entities, employees or agents, or against the Executive. The arbitration shall be held in New York City. The decision or award of the Arbitrator shall be issued in writing pursuant to California law and shall be final and binding on all parties, subject only to such limited review as may be permitted or required by Delaware law. The prevailing party shall be entitled to recover all provable damages and other remedies that would otherwise be available at law or equity in a civil action, including costs and fees that may be awarded by any applicable statute. The Company shall pay for the administrative costs and expenses of the arbitration, including the costs of the arbitrator. Executive and the Company agree that the right to take limited discovery and the right to seek injunctive or other equitable relief in court prior to the arbitration shall be available to either party pursuant to applicable California law covering the arbitration of disputes, but the right to pursue a civil action or seek a jury trial is waived and shall not be available pursuant to this agreement to arbitrate all disputes.

                      [The next page is the signature page]


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      IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

                                  COMPANY:


                                  LOGICOM INC.


                                  By:      /s/   Gary Musil
                                       ------------------------------
                                  Name:  Gary Musil
                                         ----------------------------
                                  Title:   President
                                          ---------------------------

                                  EXECUTIVE:


                                  MARK KLEIN


                                  /s/ Mark Klein
                                  -----------------------------------
                                  Name: Mark Klein


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